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                                                                     Exhibit 3.2


                            COLONY RIH HOLDINGS, INC.

                         INCORPORATED UNDER THE LAWS OF

                              THE STATE OF DELAWARE

                                     BYLAWS



                                    ARTICLE 1
                                     OFFICES

         Section 1.01 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The corporation may, from time to time, in the manner provided by law, change the registered office within the State of Delaware.

         Section 1.02 Other Offices. The corporation may also maintain an office or offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2
                                  STOCKHOLDERS

         Section 2.01 Annual Meeting. An annual meeting of stockholders may be held each year on a date and time designated by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

         Section 2.02 Special Meetings.

                  (a) Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, the chairman of the board, chief executive officer, or president. Each special meeting shall be held at such date, time and place either within or without the State of Nevada as shall be designated by the Board of Directors at least ten (10) days prior to such meeting.

                  (b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.05 shall be satisfied, in which case any business (except as noted in Section 2.12 immediately below) may be transacted and the meeting shall be valid for all purposes.


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         Section 2.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Delaware or at such other place in or out of the United States as the Board of Directors may designate.

         Section 2.04 Notice of Meetings.

                  (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

                  (b) In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

                           (1) Action with respect to any contract or
transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation's directors or officers is a director or officer or is financially interested;

                           (2) Adoption of amendments to the Articles of
Incorporation; or

                           (3) Action with respect to a merger, share exchange,
reorganization, partial or complete liquidation, or dissolution of the corporation.

                  (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

                  (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

                  (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

         Section 2.05 Meeting Without Notice.

                  (a) Whenever all persons entitled to vote at any meeting consent, either by:



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                           (1) A writing on the records of the meeting or filed
with the secretary; or

                           (2) Presence at such meeting and oral consent entered
on the minutes; or

                           (3) Taking part in the deliberations at such meeting
without objection;

The doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

                  (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

                  (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

                  (d) Such consent or approval may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

         Section 2.06 Determination of Stockholders of Record.

                  (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                  (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed, and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.07 Quorum; Adjourned Meetings.

                  (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation's



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stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Delaware, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

                  (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

         Section 2.08 Voting.

                  (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name on the record date. No stockholder of the corporation shall be entitled to cumulative voting for the election of directors.

                  (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

                  (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.



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                  (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

                  (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

                  (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                           (1) If only one person votes, the vote of such person
binds all.

                           (2) If more than one person casts votes, the act of
the majority so voting binds all.

                           (3) If more than one person casts votes, but the vote
is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

                  (g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Delaware, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

         Section 2.09 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Delaware, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Delaware. [Delaware law doesn't mention By-laws as a means of specifying Proxy time limits etc. but only the proxy itself]

         Section 2.10 Absentees' Consent to Meetings. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if



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a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 2.04(a) and (b) or
Section 2.12 (if applicable) of these Bylaws.

         Section 2.11 Telephonic Meeting. Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communications by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.12 constitutes presence in person at the meeting. [Delaware law specifies additional requirements]

         Section 2.12 Action Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by the holders of the voting power of the corporation that would be required at a meeting to constitute the act of the stockholders. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the stockholders.

         Section 2.13 Business To Be Conducted At Meeting. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) brought before the meeting by or at the direction of the Board of Directors,
(c) properly brought before an annual meeting by a stockholder, or (d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the meeting by a stockholder who is a stockholder of record at the time of serving of the notice pursuant to Section 2.04, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.13. For business to be properly brought before a meeting by a stockholder pursuant to the preceding clauses (c) or (d), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary at the principal executive office of the corporation not less than thirty-five (35) days prior to the meeting; provided, however, that in the event less than forty-five (45) days notice or public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the fifth



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(5th) day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. In no event shall the public disclosure of an adjournment of an annual or special meeting commence a new time period for the giving of stockholder's notice as described above. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.13. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not brought in accordance with this Section 2.13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth herein. As used herein, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Association, the Associated Press, or comparable news service or in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                    ARTICLE 3
                                    DIRECTORS

         Section 3.01 Number, Election, Tenure, and Qualifications. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, the Board of Directors shall consist of at least one (1) individual who shall be elected annually by the stockholders of the corporation and who shall hold office for one (1) year or until his or her successor is elected and qualifies. A director need not be a stockholder of the corporation.

         Section 3.02 Change in Number. Subject to any limitation in the laws of the State of Delaware, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

         Section 3.03 Reduction in Number. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.

         Section 3.04 Nomination of Directors. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to



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determine the rights of the holders of such Preferred Stock to elect directors, nominations for the election of directors may be made by the Board of Directors, by a committee appointed by the board of directors, or by any stockholder of record at the time of giving of notice provided for herein. However, any stockholder entitled to vote in the election of directors as provided herein may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the secretary of the corporation not later than, (a) with respect to an election to be held at an annual meeting of stockholders, 120 calendar days in advance of the first anniversary of the date the corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the close of business on the ninetieth
(90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and the nominees proposed by the board of directors to be elected at such a meeting. Notwithstanding any of the foregoing to the contrary, in the event that the number of directors to be elected by the Board of Directors of the corporation is increased and there is no public disclosure by the corporation naming the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required hereunder shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth
(10th) day following the earlier of the day on which notice of the meeting is mailed or such public disclosure is first made by the corporation. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; (d) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to being named as nominee in the proxy statement and to serving as a director of the corporation



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if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. As used herein, "public disclosure" shall have the meaning set forth in Section 2.12. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.04. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this
Section 3.04, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

         Section 3.05 Vacancies; Newly Created Directorships. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office (i) in the case of the replacement of a director, during the remainder of the term of office of the replaced director and (ii) in the case of an increase in the number of directors, until the next annual meeting of stockholders at which directors are elected, unless sooner displaced.

         Section 3.06 Removal of Directors. Subject to any rights of the holders of Preferred Stock, any director may be removed from office by the affirmative vote of the holders of at least two-thirds (2/3rds) of the voting power of all shares of the corporation entitled to vote generally in the election of directors (voting as a single class). [under Delaware law may remove with or without cause by a majority of such shares, it makes no mention of the bylaws specifying otherwise]

         Section 3.07 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section
3.05 of this Article, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

         Section 3.08 Special Meetings. Except as otherwise required by law, and subject to the rights, if any, of the holders of Preferred Stock, special meetings of the Board of Directors may be called by the chairman, or if there be no chairman, by the president or secretary and shall be called by the chairman, the president or the secretary upon the request of any director. If the chairman, or if there be no chairman both the president and secretary, refuses or



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neglects to call such special meeting, a special meeting may be called by notice signed by any director.

         Section 3.09 Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by directors may designate any place for the holding of such meeting.

         Section 3.10 Notice of Meetings. Except as otherwise provided in
Section 3.07, there shall be delivered to all directors, at least forty-eight
(48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally by mailing such notice postage prepaid or by telegram. Such notice shall be addressed in the manner provided for notice to stockholders in Section 2.04(c). If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid, Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

         Section 3.11 Quorum; Adjourned Meetings.

                  (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

                  (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         Section 3.12 Board of Directors' Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors. In the event of a deadlock, the vote of the Chairman of the Board of Directors shall govern.

         Section 3.13 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this
Section 3.13 constitutes presence in person at the meeting.

         Section 3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.



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         Section 3.15 Powers and Duties.

                  (a) Except as otherwise restricted in the laws of the State of Delaware or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee, as more fully set forth in
Article IV of these Bylaws, or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

                  (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or, subject to Section 2.13, a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.

                  (c) The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot and may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

         Section 3.16 Compensation. The directors shall be paid their expenses of attendance at each meeting of the board of directors and any applicable committee and may be paid a fixed fee for attendance at each meeting of the board of directors and any applicable committee or a stated salary as director and member of an applicable committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

         Section 3.17 Board of Directors' Officers.

                  (a) At its annual meeting, the Board of Directors shall elect, from among its members, a chairman, who shall preside at meetings of the Board of Directors and the stockholders. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may, from time to time, determine advisable.

                  (b) Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

                                   ARTICLE 4
                                   COMMITTEES

         Section 4.01 Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more members (at least one of whom shall be a director of the corporation). The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or



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


disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any committee designated hereunder shall have and may exercise all the powers of the Board of Directors, except with respect to: (i) [the approval or adoption, or recommendation to the stockholders, any action or matter expressly required by Chapter 1 of Title 8 of the law of the State of Delaware to be submitted to stockholders for approval];
(ii) the filling of vacancies on the Board of Directors or in any committee;
(iii) the amendment or repeal of bylaws or the adoption of new bylaws; (iv) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (v) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or (vi) the appointment of any other committees of the Board of Directors or the members thereof.

         Section 4.02 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with Sections 3.07 (annual and regular meetings), 3.08 (special meetings), 3.09 (place of meetings), 3.10 (notice of meetings), 3.11 (quorum and adjourned meetings), 3.13 (telephonic meetings), and 3.14 (action without a meeting) of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE 5
                                     OFFICERS

         Section 5.01 Election. The Board of Directors, at its annual meeting, shall elect a president, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries, assistant treasurers or other officers, and appoint agents of the corporation, prescribe their duties and fix their compensation.

         Section 5.02 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

         Section 5.03 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

         Section 5.04 Chairman of the Board. The chairman shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation and shall preside at meetings of the stockholders and the Board of Directors.

         Section 5.05 President.

                  (a) The president shall be the chief operations officer, and if no chairman is elected, the chief executive officer, of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation. If the chairman of the Board of Directors elects not to preside or is absent, the president shall preside at meetings of the stockholders and Board of Directors and perform such other duties as shall be prescribed by the Board of Directors.

                  (b) The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to, attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

         Section 5.06 Vice-Presidents. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

         Section 5.07 Secretary. The secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.

         Section 5.08 Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

         Section 5.09 Treasurer. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

         The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

         Section 5.10 Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

                                    ARTICLE 6
                                  CAPITAL STOCK

         Section 6.01 Issuance. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Delaware, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

         Section 6.02 Certificates. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

         Section 6.03 Surrendered, Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefore. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

         Section 6.04 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefore conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

         Section 6.05 Transfer of Shares. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and the record the transaction upon its books.

         Section 6.06 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

         Section 6.07 Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of distributions as provided in
Article VII hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article VII and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

         Section 6.08 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.

                                    ARTICLE 7
                                  DISTRIBUTIONS

         Section 7.01 Distributions may be declared, subject to the provisions of the laws of the State of Delaware and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

                                    ARTICLE 8
                  RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

         Section 8.01 Records. All original records of the corporation, shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

         Section 8.02 Directors' and Officers' Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney,

         Section 8.03 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

         Section 8.04 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

         Section 8.05 Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the



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


corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                                    ARTICLE 9
                                 INDEMNIFICATION

         Section 9.01 Indemnification and Insurance.

                  (a) Indemnification of Directors and Officers.

                           (1) For purposes of this Article, (A) "Indemnitee"
shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.

                           (2) Each Indemnitee shall be indemnified and held
harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Delaware law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

                           (3) Indemnification pursuant to this Section shall
continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                  (b) Indemnification of Employees and Other Persons.

                           The corporation may, by action of its Board of
Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

                  (c) Non-Exclusivity of Rights.

                           The rights to indemnification provided in this
Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

                  (d) Insurance.

                           The corporation may purchase and maintain insurance
or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

                  (e) Other Financial Arrangements.

                           The other financial arrangements which may be made by
the corporation may include the following: (i) the creation of a trust fund;
(ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

                  (f) Other Matters Relating to Insurance or Financial Arrangements.

                           Any insurance or other financial arrangement made on
behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation, In the absence of fraud:

                           (1) the decision of the Board of Directors as to the
propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                           (2) the insurance or other financial arrangement:

                                    (i) is not void or voidable; and

                                    (ii) does not subject any director approving
it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         Section 9.02 Amendment. The provisions of this Article IX relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally (including, without limitation, Article X below), any repeal or amendment of this Article IX which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this
Article IX so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                   ARTICLE 10
                               AMENDMENT OR REPEAL

         Section 10.01 Amendment of Bylaws. These Bylaws or any provision hereof may be amended, altered, or repealed (a) by the Board of Directors at an annual meeting thereof without prior notice or at any special meeting thereof if notice of such proposed amendment, alteration or repeal is contained in the notice of such special meeting or (b) by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all the then outstanding shares of capital stock entitled to vote at any meeting of the stockholders at which a quorum is present, if notice of such proposed amendment, alteration or repeal is contained in the notice of such meeting. The stockholders may provide by resolution that any Bylaw provision altered, amended, repealed or adopted by the stockholders may not be altered, amended, reinstated or repealed by the Board of Directors.

         Section 10.02 Additional Bylaws. Additional bylaws not inconsistent herewith may be adopted by the Board of Directors. Any bylaws so adopted shall be subject to alteration, amendment or repeal by the stockholders in accordance with Section 10.01 of these Bylaws.

                                   ARTICLE 11
                             CHANGES IN DELAWARE LAW

         Section 11.01 Changes in Delaware Law. References in these Bylaws to Delaware law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article IX hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, [and such change occurred after March 7, 2001,] then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.






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